UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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On September 7, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

Barclays
Global
Consumer
Conference
September 7, 2017

Forward Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Regulations FD and G Disclosure
For a full reconciliation, please visit:
www.pginvestor.com

Barclays Global Consumer Conference
September 7, 2017

Fiscal Year 2017 Results – A Strong Year
Going-in Targets Results
Organic Sales ~ 2% +2%
mid-single
Core EPS +7%
digits
Adjusted Free Cash 90%+ 94% Flow Productivity

Q4 2017 – A Strong Quarter
Q4 ‘17 FY ‘17
Organic Sales Growth +2% +2% Organic Volume Growth +2% +2% Core EPS Growth +8% +7%
Adjusted Free Cash 125% 94% Flow Productivity

A Profoundly Different Company
Portfolio Strengthening Productivity
+Daily Use
Products that Solve Problems 4YR Operating Margin +270 bps | Profit per Employee +45%
Supply Chain Transformation Organization
-32% Roles

Portfolio Strengthening
170
Brands
16Daily Use
Categoriesïƒ¼ï Products that Solve Problems

Driving Significant Productivity Improvement
+
FY ’12 – FY ‘16 FY ’17 – FY ‘21
Roles -32% | Profit per Employee +45%

Market Conditions – Large FX Impacts

$ Billion (BT)	FY '13	FY '14	FY '15	FY '16	FY '17	**Cumulative**
Sales Impact	(1.9)	(2.0)	(4.4)	(4.4)	(1.3)	**($14.0)**
% Sales Growth	(2%)	(3%)	(6%)	(6%)	(2%)	**(19%)**
After Tax Profit Impact	(0.5)	(1.0)	(1.5)	(1.0)	(0.4)	**($4.4)**
% Earnings Growth	(4%)	(9%)	(14%)	(9%)	(4%)	**(44%)**

Driving Significant Productivity Improvement
$ Billion (BT)
Foreign Exchange / Commodities 7.0 Wage Rate Inflation 1.0 Venezuela                0.6 Operating Margin Improvement 1.5
Total 10

P&G Margin Improvement
Constant Currency    FY ‘13 FY ‘14FY ‘15FY ‘16FY ‘17
Core EPS Growth    +10% +14%+11%+7%+11%
Core Gross Margin    +50 bps+10 bps+90 bps+290bps+60bps
Core Op. Margin    +50 bps+150 bps+130 bps+240bps+90bps

P&G Margin Improvement
FY ‘13    FY ‘17
Core Gross Margin    48.8% 50.8%
Versus 2012/13     +2.0%
Constant Currency     +4.5%
Core Op. Margin    19.4% 22.1%
Versus 2012/13     +2.7%
Constant Currency     +6.1%

P&G has Expanded its Industry-Leading Margins
30%    Core Operating Margin 3rd
Highest in Peer Group
20%
10%
0%
Tax Rate Among
40%    Industry’s Lowest
30%
20%
10%
0%
5%    Interest Rates Among
the Most Favorable
4%
3%
2%
1%
0%
After Tax Profit Margin
20%    2nd Highest in Peer Group
10%
0%

Supply Chain Transformation
PRE-TRANSFORMATION END-STATE DESIGN

Organization – Simpler, Faster, Accountable
16 Business Units

Organization – Simpler, Faster, Accountable
16 Business Units x 6 Regions

Organization – Simpler, Faster, Accountable
16 Business Units x 6 Regions x Functions

Organization – Simpler, Faster, Accountable
“The Thicket”

One Organizing    Principle – Product Category
“The Thicket”    NEW Design
“End-to-End”    “Freedom in a
10 Categories    Framework” Markets
70% of Sales    30% of Sales

A Profoundly Different Company
Portfolio Strengthening Productivity
+
Daily Use
Products that Solve Problems 4YR Operating Margin +270 bps | Profit per Employee +45%
Supply Chain Transformation Organization
-32% Roles

Total Shareholder Return
Balance Across Drivers
BT Margin Free Cash Flow
Sales Growth     TSR
Improvement Productivity
CAGR    bps/year %%
High Margin    0% +200 bps90%+Target
Growth
High Sales    +8% +0 bps90%+Target
Growth
Balanced    Low to
Growth Across     20-50 bps90%+Target
3 Drivers    Mid-singles

A Profoundly Different Company
Research &
Manufacturing    Advertising & OfficeLegal
Categories    Brands Total RolesDevelopment
Platforms    PR Agencies BuildingsEntities
Centers
-25%
-32%
-50%    -50% -50%
-60%     -60%
-70%

Raising the Bar

Superiority    – Raising the Bar
New
Standard of
Excellence
Irresistibly    Irresistibly SuperiorSuperior Superior Consumer
Superior    Superior BrandIn-Store && Customer
Products    Packaging CommunicationOnline ExecutionValue Equations

Raising the Bar – Product
Irresistibly Superior Products

Raising    the Bar – Product Unit Dose
Laundry Unit Dose     is driving
U.S. Category
Growth
% of Laundry Category Growth from    Unit Dose
+90%
FY ‘17 Household Penetration
16%    23%
2016    2017

Raising the Bar – Product
Always Infinity/Radiant

Raising the Bar – Package
Irresistibly Superior Packaging

Raising the Bar – Package
Scent Beads

Raising the Bar – Market    Growth
U.S. Fabric Care Market Size
Market    4x
Mid-1970’s    Current

Raising the Bar – Communication
Superior Brand Communication

Raising the Bar – Communication

Raising the Bar – Communication

Video 1—New #LikeAGirl Ad (1.2min)

Raising the Bar -Communication

Raising    the Bar–In-StoreExecution
Superior
In-Store &
Online Execution

Raising the Bar – Online Execution

Raising the Bar – eCommerce Sales Growth P&G vs. Market Country 1 140 Country 2 140 Country 3 110 Country 4 100 Country 5 120 Country 6 120 Country 7 110 Country 8 170

Raising the Bar – Value Equation Superior consumer & customer value equations

Raising the Bar
New Standard of Excellence
~40%
Passing Grade
Irresistibly Superior Products
Irresistibly Superior Packaging
Superior Brand Communication
Superior In-Store & Online Execution
Superior Consumer & Customer Value Equations

Raising the Bar – Superior Propositions

#1
BRANDS
with Millennials
BRAND EQUITY SCORES
among Millennials

Top-line    Momentum Drivers Stimulate    WIN the Point FIXCLEAN UP MARKET    of Market Entry ExistingUnattractive GROWTH    SUPERIORITY ProblemsBusiness

China Diaper Market – Ending FY 2017
Segment Category %
Growth Sales
Premium Taped +25% 35% Premium Pants +50% 10% Mid-tier Taped                 -10% 25% Mid-tier Pants +30% 15% Total Diapers +12%

China Diaper Market – Ending FY 2017
Channel Channel % Growth Sales
eCommerce +30% 45% Baby Stores +10% 35% Hyper/Super/Other                 -20% 20%

China Diaper Market – FY 2017
P&G % Sales vs. Market % Sales
Premium Taped
Pants (Premium/Mid-tier) eCommerce Baby Stores

Raising the Bar – China Baby

Video 2—China Baby

Walmart Baby Store Execution Execution

Product Banner Search
Page Ad Results

Early Progress on New Forms
July/August Sales
Premium Taped +300 IYA Pants +250 IYA Baby stores +115 IYA eCommerce +300 IYA

Breadth of Progress in China
FY ‘16
FY ‘17
FY ‘18
Sales Growth
-5%
+1%
+mid-singledigits
Categories Growing Sales (of 7)
7
5
1

Breadth of Progress across P&G
Holding/Growing Share
Q4 ‘15
Q4 ‘17
# Top 20 Countries
# Top 20 Brands
14
10

Fueled by Productivity
Productivity Investment Productivity Investment
+
Growth & Growth & Value Creation Value Creation
FY ’12 – FY ‘16 FY ’17 – FY ‘21

Organization – Compensation Incentives
More Granular Incentives
Increased Accountability

Organization and Culture

A Profoundly Different Company
Portfolio Strengthening    Productivity
+
Daily Use
Products that Solve Problems    4YR Operating Margin +270 bps | Profit per Employee +45%
Supply Chain Transformation    Organization
-32% Roles

We’re On The Right Track
FY 2017 Results – A Strong Year Total Shareholder Return Comparison since November 1, 2015
The peers selected by Trian in its July 17, 2017 Introductory Presentation are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser, Unilever. Source: Market data as of August 18, 2017. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers Per Trian” is a simple average, which follows the same methodology utilized by Trian in its measurement of the same peer constituency in its presentation filed with the SEC on July 17, 2017.
Superior Consumer
& Customer Value Equations

P&G

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble’s September 7, 2017 Barclays Conference slides and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The measures provided are as follows:

1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral core EPS — pages 3
3.	Core after tax margin — page 4
4.	Core operating profit margin and core currency-neutral operating profit margin — page 4
5.	Core gross margin and currency-neutral core gross margin — page 4
6.	Adjusted free cash flow — page 5
7.	Adjusted free cash flow productivity – page 5

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•	Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2017, the company announced elements of an additional multi-year productivity and cost savings plan. These plans result in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.
•	Early debt extinguishment charges: During fiscal 2017, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished.
•	Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.
•	Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges.
•	Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.
•	Non-cash impairment charges: During fiscal years 2013 and 2012 the Company incurred impairment charges related to the carrying value of goodwill and indefinite lived intangible assets in our Appliances and Salon Professional businesses.
•	Gain on Iberian JV buyout: During fiscal year 2013 we incurred a holding gain on the purchase of the balance of our Iberian joint venture from our joint venture partner.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Managements believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation.

Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company’s diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company’s Core

EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.

Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company’s operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company’s Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.

Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company’s gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company’s Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment and gain on the sale of the Beauty Brands, which are non-recurring and not considered indicative of underlying earnings performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company’s long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

1. Organic sales growth:

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
AMJ 2017	-%	2%	-%	2%
FY 2017	--%	2%	-%	2%

    *Acquisition/Divestiture Impact includes mix impacts of acquired and divested businesses and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS:

	Three Months Ended June 30
	2017	2016
Diluted Net Earnings Per Share from Continuing Operations	$0.82	$0.71
Incremental Restructuring	0.02	0.08
Rounding	0.01	-

Core EPS	$0.85	$0.79
Percentage change vs. prior period	8%
Currency Impact to Earnings	-

Currency-Neutral Core EPS	$0.85

Percentage change vs. prior period Core EPS	8%

	FY 12	FY 13	FY 14	FY 15	FY 16	FY 17
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$2.97	$3.50	$3.63	$2.84	$3.49	$3.69
Incremental Restructuring	0.15	0.14	0.11	0.17	0.18	0.10
Early Debt Extinguishment Charges	-	-	-	-	-	0.13
Venezuela B/S Remeasurement & Devaluation Impacts	-	0.08	0.09	0.04	-	-
Charges for Certain European Legal Matters	0.03	0.05	0.02	0.01	-	-
Venezuela Deconsolidation Charge	-	-	-	0.71	-	-
Non-Cash Impairment Charges	0.31	0.10	-	-	-	-
Gain on Iberian JV Buyout	-	(0.21)	-	-	-	-
Rounding	(0.01)	(0.01)	-	(0.01)	-	-
Core EPS	$3.45	$3.65	$3.85	$3.76	$3.67	$3.92
Percentage change vs. prior year Core EPS	-	6%	5%	(2)%	(2)%	7%
Currency Impact to Earnings	-	0.15	0.32	0.52	0.35	0.15
Currency-Neutral Core EPS	-	$3.80	$4.17	$4.28	$4.02	$4.07
Percentage change vs. prior year Core EPS	-	10%	14%	11%	7%	11%

    Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

3. Core after tax margin:

	Net Earnings Margin	Discontinued Operations	Incremental Restructuring	Early Debt Extinguishment Charges	Core After Tax Margin
FY 2017	23.6%	(8.0%)	0.4%	0.5%	16.5%

4. Core operating profit margin:

	FY 12	FY 13	FY 14	FY 15	FY 16	FY 17
Operating Profit Margin	17.1%	17.7%	18.7%	15.6%	20.6%	21.5%

Incremental Restructuring	0.7%	0.7%	0.5%	0.9%	0.9%	0.6%
Charges for Certain European Legal Matters	0.1%	0.2%	0.1%	-	-	-
Venezuela B/S Remeasurement & Devaluation Impacts	-	0.5%	0.4%	0.2%	-	-
Venezuela Deconsolidation Charge	-	-	-	2.9%	-	-
Non-Cash Impairment	1.2%	0.4%	-	-	-	-
Rounding	0.1%	(0.1)%	-	-	-	-
Core Operating Profit Margin	19.2%	19.4%	19.7%	19.6%	21.5%	22.1%	4-yr total change

Basis point change vs. prior year Core margin		20	30	(10)	190	60	270
Currency Impact to Margin		0.3%	1.2%	1.4%	0.5%	0.3%

Currency-Neutral Core Operating Profit Margin		19.7%	20.9%	21.0%	22.0%	22.4%
Basis point change vs. prior year Core margin		50	150	130	240	90	610

5. Core gross margin:
	FY 12	FY 13	FY 14	FY 15	FY 16	FY 17
Gross Margin	48.2%	48.5%	47.5%	47.6%	49.6%	50.0%
Incremental Restructuring	0.2%	0.3%	0.4%	0.7%	1.0%	0.8%
Rounding	-	-	-	0.1%	-	-
Core Gross Margin	48.4%	48.8%	47.9%	48.4%	50.6%	50.8%	4-yr total change

Basis point change vs. prior year Core margin		40	(90)	50	220	20	200
Currency Impact to Margin		0.1%	1%	0.4%	0.7%	0.4%

Currency-Neutral Core Gross Margin		48.9%	48.9%	48.8%	51.3%	51.2%
Basis point change vs. prior year Core margin		50	10	90	290	60	450

6. Adjusted free cash flow:

Three Months Ended June 30, 2017

Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment – Beauty Sale	Adjusted Free Cash Flow

$3,688	$(1,154)	$2,534	$215	$2,749

Twelve Months Ended June 30, 2017

Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment – Beauty Sale	Adjusted Free Cash Flow

$12,753	$(3,384)	$9,369	$418	$9,787

7. Adjusted free cash flow productivity:

Three Months Ended June 30, 2017

Adjusted Free Cash Flow	Net Earnings	Loss on Early Debt Extinguishment	Gain on Sale of Beauty Brands	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity

$2,749	$2,202	-	-	$2,202	125%

Twelve Months Ended June 30, 2017

Adjusted Free Cash Flow	Net Earnings	Loss on Early Debt Extinguishment	Gain on Sale of Beauty Brands	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity

$9,787	$15,411	$345	(5,335)	$10,421	94%

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.